EXHIBIT 99.1

Ralph Lauren Corporation Names Christopher H. Peterson Chief Financial Officer

NEW YORK--(BUSINESS WIRE)--August 27, 2012-- Ralph Lauren Corporation (NYSE:RL) today announced the appointment of Christopher H. Peterson, 46, as Senior Vice President and Chief Financial Officer. Mr. Peterson will assume his new role effective September 24, 2012, and his areas of responsibility will include the Company’s global finance and information technology organizations. He will report to Roger Farah, President and Chief Operating Officer.

A world-class financial executive, Mr. Peterson has 25 years of broad-based financial and operational experience, primarily in the global consumer products industry. Over the last 20 years, Mr. Peterson has held several successively senior corporate and operational roles throughout The Procter & Gamble Company, most recently as Chief Financial Officer of its Global Household Care division. In that capacity, Mr. Peterson was responsible for the strategic planning and financial management of a group of businesses with combined annual revenues of approximately $45 billion. Mr. Peterson began his career in Smith Barney’s investment banking division and he has a Bachelor of Science degree in Operations Research & Industrial Engineering from Cornell University.

“We are excited to welcome Chris to our senior team,” said Roger Farah. “With 25 years of broad-based, global financial and operational experience with some of the world’s most well-known brands, he has a demonstrated track record of disciplined leadership. He will be a strong partner as we continue to execute our long-term strategic growth objectives.”

ABOUT RALPH LAUREN

Ralph Lauren Corporation (NYSE: RL) is a leader in the design, marketing and distribution of premium lifestyle products in four categories: apparel, home, accessories and fragrances. For more than 45 years, Ralph Lauren's reputation and distinctive image have been consistently developed across an expanding number of products, brands and international markets. The Company’s brand names, which include Polo by Ralph Lauren, Ralph Lauren Purple Label, Ralph Lauren Collection, Black Label, Blue Label, Lauren by Ralph Lauren, RRL, RLX, Rugby, Ralph Lauren Childrenswear, Denim & Supply Ralph Lauren, American Living, Chaps and Club Monaco, constitute one of the world’s most widely recognized families of consumer brands. For more information, go to http://investor.ralphlauren.com.

This press release and oral statements made from time to time by representatives of the Company contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results and financial condition, revenues, store openings, gross margins, expenses and earnings and are indicated by words or phrases such as “anticipate,” “estimate,” “expect,” “project,” “we believe” and similar words or phrases. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control. The factors that could cause actual results to materially differ include, among others: the loss of key personnel; the impact of global economic conditions and domestic and foreign currency fluctuations on the Company, the global economy and the consumer marketplace; our ability to successfully implement our anticipated growth strategies and to continue to expand or grow our business; changes in our effective tax rates or credit profile and ratings within the financial community; our ability to secure the technology facilities and systems used by the Company and those of third party service providers from, among other things, cybersecurity breaches, acts of vandalism, computer viruses or similar events; changes in the competitive marketplace and in our commercial relationships; risks associated with changes in social, political, economic and other conditions affecting foreign operations or sourcing (including tariffs and trade controls, raw materials prices and labor costs); risks associated with our international operations, such as violations of laws prohibiting improper payments and the burdens of complying with a variety of foreign laws and regulations; risks arising out of litigation or trademark conflicts; our ability to continue to maintain our brand image and reputation; the potential impact on our operations and customers resulting from natural or man-made disasters; and other risk factors identified in the Company's Annual Report on Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Ralph Lauren Corporation
Investor Relations
James Hurley, 212-813-7862
or
Corporate Communications
Julie Berman, 212-583-2262